UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 11, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Items.

On October 27, 2010, NutraCea received approval from the United States Bankruptcy Court for the District of Arizona approving the Stipulation and Agreement of Settlement (the “Stipulation”) which resolves the pending securities class action under the case name Burritt v. NutraCea, Inc., et al., Case No. CV 09-00406-PHX-FJM. The order became final and non-appealable on November 11, 2010.  The District Court for the District of Arizona had previously approved the the Stipulation on October 4, 2010, and that order became final and non-appealable on November 4, 2010.  The lead plaintiff, on behalf of all investors who acquired NutraCea stock from April 2, 2007 through and including February 23, 2009, were seeking damages against NutraCea and certain former officers and directors for alleged federal and Arizona state securities law violations. The Stipulation provides that as full and complete settlement for all claims against NutraCea and the other defendants under the class action, NutraCea’s directors and officers liability insurer will create a settlement fund in the amount of $1,500,000, plus fifty percent (50%) of any funds remaining under NutraCea’s directors and officers insurance policy after payment of all valid claims made under the insurance policy and payment of all legal fees related to such valid claims, as long as there is $150,000 or more of funds remaining in the policy.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated November 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: November 12, 2010	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)